UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE I4C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

/X/   Preliminary Information Statement

/ /   Confidential. For Use of the Commission only (as permitted by
       Rule 14c-5(d)(2))

/ /   Definitive Information Statement

                     AVALON DIGITAL MARKETING SYSTEMS, INC.
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules l4c--5(g) and 0--11.



1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1l:

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

/ / Fee paid previously with preliminary materials.

I I Check box if any part of the fee is offset as provided by Exchange Act Rule 0--11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

I) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:
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                     AVALON DIGITAL MARKETING SYSTEMS, INC.

                         5255 N. Edgewood Dr. Suite, 250
                                 Provo, UT 84604
                                 (801) 225-7073

                              INFORMATION STATEMENT

                                  INTRODUCTION

This Information Statement is furnished by the Board of Directors of Avalon Digital Marketing Systems, Inc. (the "Company") to stockholders of record of the Company's Common Stock at the close of business on ________ _____, 2005 (the "Record Date"), and is being sent to you in connection with the action taken by the holders of a majority of the Common Stock of the Company. Those stockholders approved, by written consent, dated _______ ____, 2005, an amendment to the Company's Certificate of Incorporation to Amend the Company's Certificate of Incorporation to provide for a stock combination (reverse split) of the Common Stock (the "Reverse Split) in an exchange ratio of one newly issued share for each twenty outstanding shares of Common Stock and to increase the authorized number of shares of Common Stock to 50,000,000 (the "Increased Share Authorization") as designated herein (the "Amendments").

This Information Statement is being mailed on of before the close of business on ________, ___ 2005, to every security holder entitled to vote or give an authorization or consent in regard to any matter to be acted upon. It is anticipated that the Amendment will become effective twenty days after _________ ___ 2005, the date this Information Statement is first sent to the stockholders.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                    APPROVAL

As of the Record Date there was 7,348,281 shares of Common Stock ("Common Stock") of the Company issued and outstanding. All holders of shares of Common Stock as of the Record Date are entitled to receive this Information Statement. Each share of Common Stock entitled the holder thereof to one vote on all matters submitted to the Company's stockholders. Holders of the Common Stock do not have dissenters' rights of appraisal in connection with the proposed Amendments.

The Company is incorporated under the laws of the State of Delaware. Delaware law provides that any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Amendments required the written consent of the holders of a majority of the Company's outstanding Common Stock. By written consent dated ___________ ____, 2005, stockholders owning more than a majority of the issued and outstanding shares of Common Stock of the Company (the "Consenting Stockholders") authorized and approved the Amendments without a meeting.

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

         The Company's Amended and Restated Certificate of Incorporation, as currently in effect, provides that the Company is authorized to issue 10,000,000 shares designated as Common Stock, $0.0001 par value per share.

REVERSE SPLIT


On ____________ ___ 2005 the Board of Directors adopted a resolution setting forth a proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Split. The resolution declares the advisability of the proposed amendment and directs that the proposed amendment be considered at a meeting of the shareholders. The Amendment will modify the
Article IV of the Company's Amended and Restated Certificate of Incorporation to read as set forth in Annex A.

The Reverse Split will not change the proportionate equity interests of the Company's stockholders at the time of the split, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The following table illustrates the effect that the Reverse Split would have on the 7,348,281 shares of Common Stock that were outstanding on _____________ 2005:

                                NUMBER OF SHARES
--------------------------- ---------------------- -----------------------------
                            Prior to Reverse Split  After 1 for 20 Reverse Split
--------------------------- ---------------------- -----------------------------
Common Shares Outstanding   7,348,281              367,414  (1)
--------------------------- ---------------------- -----------------------------

(1) Gives effect to the Reverse Split, excluding the new shares to be issued in lieu of fractional shares. Stockholders should recognize that the Reverse Split will reduce the number of shares they own by a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number (i.e. divide by 20 as adjusted to include new shares to he issued in lieu of fractional shares).

INCREASE IN AUTHORIZED STOCK

On ____________ ___ 2005 the Board of Directors adopted a resolution setting forth a proposed amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock by 40,000,000 shares to an aggregate of 50,000,000 shares. The resolution declares the advisability of the proposed amendment and directs that the proposed amendment be considered at a meeting of the shareholders. The Amendments will modify the Fourth Article IV of the Company's Amended and Restated Certificate of Incorporation to read as set forth in Annex A.


The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the additional shares of Common Stock will reduce the current stockholders' percentage in total outstanding shares of authorized Common Stock. This Amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.

PRINCIPAL PURPOSE OF AMENDMENTS


The principal purpose of the Amendments to the Amended and Restated Certificate of Incorporation is to ensure that there is a sufficient number of shares of authorized Common Stock available to the Company in the future in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire another company or its business or assets, to establish strategic relationships with business partners, to provide equity incentives to employees, officers or directors or to pursue other matters.


Increasing the authorized shares and causing the Reverse Split does not result in the issuance of additional shares, and any such issuance would take place only if approved by the Board of Directors or shareholders, if appropriate, at some future time. The Company has completed a number of private placements of our equity securities and it is anticipated that it likely will complete additional private placements in the future. The Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or the rules of the National Association of Securities Dealers, Inc.


     Any future issuance of additional shares of Common Stock will impact the Company's shareholders in a number of respects, including the following:


          -by diluting the voting power of the current holders of the Common
            Stock at such time; and


         -by diluting the earnings per share and book value per share of outstanding shares of the Common Stock at such time.

                   SHAREHOLDER DISSENTER'S RIGHT OF APPRAISAL

     The General Corporate Law of Delaware does not provide for dissenters rights of appraisal in connection with the Amendments.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material federal income tax consequences of the Reverse Split and Increased Share Authorization and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies. regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker dealers and tax exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset." as defined in the Internal Revenue Code of 1986 (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder.

ACCORDINGLY EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE STOCK SPLIT. INCLUDING THE APPLICATION AND EFFECT OF FEDERAL. STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

No gain or loss should he recognized by a stockholder upon the stockholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Reverse Split. Our beliefs regarding the Tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts. and there can he no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which lie or she resides.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendments referenced herein which is not shared by the majority of the stockholders.

All the members of the Board of Directors of the Company approved the Amendments by unanimous consent dated __________________, 2005.

No security holder entitled to vote at a shareholder's meeting or by written consent has submitted to the Company a proposal.

                                  OTHER MATTERS

     No Further business will be transacted by written consent to corporation action in lieu of a meeting of stockholders regarding matters to which this Information Statement Pertains.

                             ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 as amended, and in accordance with the requirements thereof file reports. proxy statements and other information with the Securities and Exchange Commission ("SEC") Copies of these reports, proxy statements and other information can he obtained at the SEC's public reference facilities at Judiciary Plaza. Room 1024, 450 Fifth Street. N.W., Washington. D.C. 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

                      DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by the Company. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to he signed on its behalf bye the undersigned.

By Order of the Board of Directors



------------------------
/s/ Daniel D. Walter

          NOTICE PURSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

TO:  ALL STOCKHOLDERS

PLEASE TAKE NOTICE THAT STOCKHOLDERS owning at least a majority of the outstanding stock of Avalon Digital Marketing Systems, Inc., by written consent dated _________, 2005 have duly adopted resolutions approving the Amendment to the certificate of incorporation affixed hereto as Annex A.





Date _______________, 2005.

ANNEX A


              AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
                    INCORPORATION OF AVALON DIGITAL MARKETING
                                  SYSTEMS, INC.


                                     "FOURTH

The total number of shares that this Corporation is authorized to issue is Fifty Million (50,000,000) shares of common stock each having a par value of $0.0001.

Upon the effectiveness of the certificate of amendment to the Certificate of Incorporation containing this sentence (the "Split Effective Date"), shares of the Common Stock issued and outstanding as of the date and time immediately preceding the Split Effective Date shall be automatically changed and reclassified in accordance with an exchange ratio of one newly issued share for each 20 outstanding shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise he entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will he rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares."